UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 20, 2012

PRO-DEX, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2361 McGaw Avenue

Irvine, Ca. 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer, President and Director.

On April 20, 2012, Pro-Dex, Inc. (the “Company”) reported that Mark P. Murphy, the Company’s Chief Executive Officer, President and a member of the Company’s Board of Directors (the “Board”), resigned from all of his positions with the Company, effective April 20, 2012 (the “Separation Date”). On April 20, 2012, the Company and Mr. Murphy entered into a Separation Agreement and General Release of All Claims (“Separation Agreement”) concerning the conclusion of Mr. Murphy’s employment services with the Company. A complete copy of the Separation Agreement is attached to this report as Exhibit 10.1 and the summary set forth below is qualified in its entirety by the full text of the Separation Agreement.

Under the terms of the Separation Agreement, Mr. Murphy will be paid all unpaid base salary, unreimbursed business expenses, less state and federal taxes and other required withholding, for the period through the Separation Date.

Provided that the Separation Agreement has not been revoked by Mr. Murphy prior to the expiration of the seven day revocation period described below, the Company will, among other things, also: (i) pay Mr. Murphy severance compensation in the gross amount of $300,000, in accordance with the terms of the employment letter agreement dated July 14, 2010 by and between Mr. Murphy and the Company; and (ii) provided Mr. Murphy elected coverage under the Company’s group health insurance program prior to the Separation Date and makes a timely election for continued coverage pursuant to COBRA, continue to pay the Company’s portion of the monthly premiums for such continued coverage under the Company’s group health insurance program for a period from the Separation Date through March 31, 2013.

Mr. Murphy has provided the Company and its affiliates with a general release of claims, subject to certain statutory exceptions set forth in the Separation Agreement.

Pursuant to applicable law, Mr. Murphy has a period of seven calendar days to revoke the Separation Agreement by providing the Company with written notice of such revocation. Any revocation of the Separation Agreement, however, shall not affect the finality of the separation of Mr. Murphy’s employment with the Company on the Separation Date.

In connection with Mr. Murphy’s resignation, the Company has entered into an Independent Contractor Agreement to engage Mr. Murphy as an independent contractor through October 23, 2012, for a monthly consulting fee of $5,000. In the event the Company requests, and Mr. Murphy performs, services for the Company in excess of 40 hours during any one-month period during the term of the Independent Contractor Agreement, the Company will pay $200 per hour for each such excess hour of service performed. A complete copy of the Independent Contractor Agreement is attached to this report as Exhibit 10.2 and the summary set forth below is qualified in its entirety by the full text of the Independent Contractor Agreement.

Appointment of Chief Executive Officer and President.

On April 20, 2012, pursuant to appointment by the Board, Michael J. Berthelot began service as the Company’s Chief Executive Officer and President. Prior to his appointment, Mr. Berthelot had been the Chief Executive Officer of Cito Capital Corporation, a strategic consulting firm, since 2003. Mr. Berthelot is the founder and principal of Corporate Governance

Advisors Inc., a consulting firm that provides corporate governance audits, performance evaluations, and advisory services to public company boards. From 1992 to 2003, Mr. Berthelot served as Chairman and Chief Executive Officer of TransTechnology Corporation, a publicly traded multinational manufacturing firm, and from 2003 until July 2006, he continued to serve as its non-executive Chairman. Mr. Berthelot is a Certified Public Accountant and serves as a director of Fresh Del Monte Produce Inc. and on the boards of a privately held company in the technology industry. He teaches corporate governance at the University of California, San Diego’s Rady School of Management’s MBA program. Mr. Berthelot has been a director of the Company since 2009.

In connection with the appointment, the Company and Mr. Berthelot entered into an at-will employment arrangement (“Employment Arrangement”). The Employment Arrangement is attached to this report as Exhibit 10.3, which exhibit is incorporated herein by this reference. Under the terms of the Employment Arrangement, Mr. Berthelot will report to the Board and his compensation will consist of the following components:

•	A base salary at an annualized rate of $300,000.

•	Participation in the Company’s Annual Incentive Plan and Long Term Incentive Plan.

•

Mr. Berthelot is permitted to participate in any program of stock options or other equity grants which the Company may from time to time provide key employees. Such grants are made under the terms and provisions of the Second Amended and Restated 2004 Stock Option Plan. Subject to the foregoing, the initial grant under this program is 200,000 options to purchase the Company’s common shares at the closing price for the Company’s shares as of the last business day immediately prior to the grant date in which a closing price is available, and such options will vest in their entirety on the third anniversary following the grant date. The options will have a term of ten years from the grant date and to the maximum extent permissible under the relevant Internal Revenue Service regulations, will be made as Incentive Stock Options.

•

Health, dental, disability and life insurance, qualified retirement plans, and optional employee benefits of the Company on the same terms as other employees of the Company, except Mr. Berthelot will not participate in the Company-wide employee bonus plan.

Mr. Berthelot also entered into the a Change of Control Agreement with the Company, the standard form of which had been previously approved by the Board for eligible officers. The Change of Control Agreement is attached to this report as Exhibit 10.4, which exhibit is incorporated herein by this reference.

Concurrent with his appointment to Chief Executive Officer and President, Mr. Berthelot resigned from his committee positions on the Company’s Audit, Compensation and Nominating and Governance committees.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Separation Agreement entered into between Pro-Dex, Inc. and Mark P. Murphy, dated April 19, 2012.

Exhibit 10.2 Independent Contractor Agreement entered into between Pro-Dex, Inc. and Mark P. Murphy, effective April 23, 2012.

Exhibit 10.3 Employment Arrangement entered into between Pro-Dex, Inc. and Michael J. Berthelot, dated April 20, 2012.

Exhibit 10.4 Change of Control Agreement entered into between Pro-Dex, Inc. and Michael J. Berthelot, dated April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012	PRO-DEX, INC (REGISTRANT).

	By:	/s/ Harold A. Hurwitz
Harold A. Hurwitz
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Separation Agreement entered into between Pro-Dex, Inc. and Mark P. Murphy, dated April 19, 2012.

Exhibit 10.2	Independent Contractor Agreement entered into between Pro-Dex, Inc. and Mark P. Murphy, effective April 23, 2012.

Exhibit 10.3	Employment Arrangement entered into between Pro-Dex, Inc. and Michael Berthelot, dated April 20, 2012.

Exhibit 10.4	Change of Control Agreement entered into between Pro-Dex, Inc. and Michael J. Berthelot, dated April 20, 2012.

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